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                                                                Exhibit (h)(2)


                  AMENDMENT NO. 1 TO TRANSFER AGENCY AGREEMENT


         This Agreement, dated as of the 31st day of July, 1986, is made between Chestnut Street Exchange Fund (the "Fund"), a California limited partnership, and Provident Financial Processing Corporation ("PFPC"), a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, PFPC and the Fund wish to amend the Transfer Agency Agreement between them made as of August 1, 1984 (the "Transfer Agency Agreement"); and

         WHEREAS, the Fund's Managing General Partners have approved the amendment effected by this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Transfer Agency Agreement, and intending to be legally bound hereby, the Fund and PFPC hereby agree that Paragraph 15 of the Transfer Agency Agreement shall be amended and restated to read in full as follows:

                  15. Compensation. As compensation for the services rendered by PFPC from the date of this Agreement, the Fund will pay to PFPC monthly fees equal to $12,500 per year and PFPC's out-of-pocket expenses relating to such services, including, but not limited to, expenses for postage, Federal Express, telephone, TWX rental and line charges, communications forms, proxy forms and Shareholder consultation expenses.

         IN WITNESS WHEREOF, the Fund and PFPC have caused this Agreement to be executed by duly authorized officers of each, as of the date first above written.


                                            CHESTNUT STREET EXCHANGE FUND

Attest: /s/ Morgan R. Jones                 By: /s/ Edward J. Roach
        -----------------------                 -----------------------
Title:  Vice President:                     Title: Vice President
        ---------------                            --------------
        Assistant Secretary

                                            PROVIDENT FINANCIAL
                                            PROCESSING CORPORATION

Attest: /s/                                 By: /s/ Robert J. Perlswig
        -----------------------                 -----------------------

Title: Vice President:                      Title: Vice President
       ---------------                             --------------
       Assistant Secretary